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                                                                   Exhibit 99.2

            Susan B. Railey
            For shareholders and securities brokers
            (301) 468-3120
            Andrew P. Blocher
            For institutional investors
            (301) 231-0371
            James T. Pastore                          FOR IMMEDIATE RELEASE
            For news media
            (202) 546-6451

        JUDGE REQUESTS ADDITIONAL LEGAL BRIEFS DURING CRIIMI MAE HEARING;
                        BRIEFS DUE FROM PARTIES BY MAY 9

ROCKVILLE, MD, April 26, 2000 - (NYSE:CMM) -During a hearing yesterday on the approval of a disclosure statement filed by CRIIMI MAE Inc. and two affiliates with respect to their joint plan of reorganization, Bankruptcy Judge Duncan W. Keir requested the filing of additional legal briefs by May 9, 2000 on two issues raised at the hearing.

The issues raised relate to an objection to the disclosure statement filed by Salomon Smith Barney Inc. and Citicorp Real Estate, Inc. (together "SSB"). The SSB objection is the only objection to CRIIMI MAE's disclosure statement pending before the Bankruptcy Court.

On April 25, 2000, CRIIMI MAE filed a Third Amended Plan of Reorganization and a proposed Second Amended Disclosure Statement in connection with yesterday's hearing. The Company is filing a Current Report on Form 8-K with the Securities and Exchange Commission, which will include the plan and disclosure statement as exhibits.

On October 5, 1998, CRIIMI MAE Inc. and two affiliates filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Before filing for reorganization, the Company had been actively involved in acquiring, originating, securitizing and servicing multi-family and commercial mortgages and mortgage related assets throughout the United States. Since filing for Chapter 11 protection, CRIIMI MAE has suspended its loan origination, loan securitization and CMBS acquisition businesses. The Company continues to hold a substantial portfolio of subordinated CMBS and, through its servicing affiliate, acts as a servicer for its own as well as third party securitizations.

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More information on CRIIMI MAE is available on its web site -
WWW.CRIIMIMAEINC.COM - or for investors, call Susan Railey, 301-468-3120, for institutional investors, call Andy Blocher 301-231-0371 or for news media, call Jim Pastore, 202-546-6451.

Note: Except for historical information, forward-looking statements contained in this release involve a variety of risks and uncertainties. These risks and uncertainties include the continued instability of the capital markets, the ability of the Company to obtain reorganization financing, including but not limited to a restructuring of certain of its debt and the sale of selected CMBS to a party or parties for sufficient proceeds, the ability to obtain new equity should it be determined by the Company to proceed with new equity as part of the Company's plan of reorganization, the ability of relevant parties to finalize and execute constituent and operative documents called for by the Company's plan of reorganization, the ability to obtain bankruptcy court approval of a disclosure statement, the possible confirmation of an alternative plan, the trends in the CMBS market, competitive pressures, the effect of future losses on the Company's need for liquidity, the outcome of the issues raised in connection with the SSB objection and the ability of the Company to successfully address any outcome that negatively impacts its plan, confirmation, effectiveness and consummation of the Company's plan of reorganization, the effects of the bankruptcy proceeding on the Company's ongoing business, the actions of CRIIMI MAE's creditors and equity security holders, and the outcome of litigation to which the Company is a party, as well as the risks and uncertainties that are set forth in the Company's disclosure statement, and from time to time in the Company's SEC reports, including its report on Form 10-K for the year ended December 31, 1999.






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